UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2009

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2009, ADVENTRX Pharmaceuticals, Inc. (the "Company") entered into a Second Amendment to Standard Multi-Tenant Office Lease – Gross, dated July 22, 2009, with Westcore Mesa View LLC and DD Mesa View LLC (the "Second Amendment"). The Second Amendment further amends that certain Stand Multi-Tenant Office Lease – Gross, dated June 3, 2004, as amended by that certain First Amendment to Lease, dated May 12, 2005 (collectively, the "Original Lease") pursuant to which the Company leases offices at 6725 Mesa Ridge Road, San Diego, CA (the "Building"), which offices constitute its corporate headquarters.

Pursuant to the Original Lease, the Company leases approximately 8,865 rentable square feet commonly known as Suite 100 of the Building and 3,173 rentable square feet commonly known as Suite 102 of the Building (collectively, the "Premises"), which lease was to expire August 31, 2009. Pursuant to the Second Amendment, the Original Lease was amended to, among other things, reduce the Premises to approximately 3,173 rentable square feet consisting of solely the area previously referred to as Suite 102 of the Building (the "Reduced Premises") and extend the term of the Original Lease for an additional nine (9) months (i.e., from September 1, 2009 through May 31, 2010) (the "Extension Term"). The aggregate rent for the Reduced Premises for the Extension Term is approximately $33,000. The Company is also obligated to pay all other amounts due under the Original Lease.

The foregoing description of the terms of the Second Amendment is subject to, and qualified in its entirety by, the document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

August 20, 2009	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Standard Multi-Tenant Office Lease – Gross, dated July 22, 2009, by and among Westcore Mesa View, LLC, DD Mesa View LLC and ADVENTRX Pharmaceuticals, Inc.